Exhibit (a)

SELIGMAN GLOBAL FUND SERIES, INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The charter of Seligman Global Fund Series, Inc., a Maryland corporation (the “Corporation”), is hereby amended to change the names of the classes of the Corporation’s series of common stock, par value $0.001 per share, as set forth below:

Current Name of Series and Class	New Name of Series and Class
Seligman Emerging Markets Fund Class I Common Stock	Seligman Emerging Markets Fund Class R5 Common Stock

Seligman Emerging Markets Fund Class R Common Stock	Seligman Emerging Markets Fund Class R2 Common Stock

Seligman Global Growth Fund Class I Common Stock	Seligman Global Growth Fund Class R5 Common Stock

Seligman Global Growth Fund Class R Common Stock	Seligman Global Growth Fund Class R2 Common Stock

Seligman Global Smaller Companies Fund Class I Common Stock	Seligman Global Smaller Companies Fund Class R5 Common Stock

Seligman Global Smaller Companies Fund Class R Common Stock	Seligman Global Smaller Companies Fund Class R2 Common Stock

Seligman Global Technology Fund Class R Common Stock	Seligman Global Technology Fund Class R2 Common Stock

Seligman International Growth Fund Class I Common Stock	Seligman International Growth Fund Class R5 Common Stock

Seligman International Growth Fund Class R Common Stock	Seligman International Growth Fund Class R2 Common Stock

SECOND: The amendment to the charter of the Corporation as set forth above has been duly approved by a majority of the entire Board of Directors, and the amendment is limited to a change expressly authorized by section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

THIRD: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary as of the 12th day of June, 2009.

ATTEST:	SELIGMAN GLOBAL FUND SERIES, INC.

By:
Christopher O. Petersen		Patrick T. Bannigan
Secretary		President